EXHIBIT 10.20

AMENDMENT NO. 1
TO
STOCK EXCHANGE AGREEMENT

     This Amendment No. 1 to Stock Exchange Agreement (this “Amendment”) is made and entered into as of December 31, 2002, by and between Penthouse International, Inc., a Florida corporation formerly known as American Pulp Exchange, Inc. (the “Acquirer”), and General Media International, Inc., a New York corporation (the “GMI”). Capitalized terms used in this Amendment shall, unless otherwise expressly provided herein, have the same meanings given to such terms in the Stock Exchange Agreement dated as of November 4, 2002, by and between the Acquirer and GMI (the “Stock Exchange Agreement”).

R E C I T A L S

     A.     Section 8.3 of the Stock Exchange Agreement provides that the Stock Exchange Agreement may be amended by a written agreement executed by the Party to be charged with the amendment.

     B.     The Acquirer and GMI now mutually desire to amend the Stock Exchange Agreement as set forth below.

A G R E E M E N T

     NOW, THEREFORE, the parties hereby agree as follows:

     1.     Amendment to Recitals. Paragraph C of the recitals of the Stock Exchange Agreement is hereby amended to read in its entirety as follows:

“C. Acquirer and GMI wish to enter into this Agreement to provide for the purchase and sale of the GM Shares in exchange for newly issued securities of Acquirer and certain other consideration.”

     2.     Amendment to Section 1.2. Section 1.2 of the Stock Exchange Agreement is hereby amended to read in its entirety as follows:

“Section 1.2. Exchange Consideration. The Parties acknowledge that GMI intends to carry out the transactions contemplated hereunder in consideration of, and in reliance upon, all rights and benefits to be provided by Acquirer pursuant to the transactions contemplated under this Agreement, including (a) the issuance by Acquirer to GMI of 42,500,000 shares of Acquirer Common Stock, (b) the issuance by Acquirer to GMI of 5,000 shares of Series A Preferred Stock, (c) the assignment by VP to GMI of its rights under the Stock Purchase Agreement, (d) Acquirer’s obtaining of MBP’s legal obligations to invest in Acquirer pursuant to the Series B Purchase Agreement, (e) Acquirer’s obtaining of VP’s legal obligations pursuant to the VP Option Agreement and the PH Capital Option Agreement, respectively, and (f) Acquirer’s entering into the Shareholders’ Agreement (such rights and benefits, the “Exchange Consideration”).”

     3.     Amendment to Section 8.12. Section 8.12 of the Stock Exchange Agreement shall be amended to delete the definitions of “Assumed Indebtedness,” “Assumed Liabilities,” “Gans Indebtedness,” “Secura Indebtedness,” and “Target Management Indebtedness.”

     4.     Effect of Amendment. This Amendment shall be effective and binding on all parties hereto. To the extent that this Amendment is inconsistent with or conflicts with the Stock Exchange Agreement, the terms of this Amendment shall govern. Except as expressly provided in this Amendment, all terms, conditions and provisions of the Stock Exchange Agreement remain unchanged and in full force and effect.

     5.     Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

     6.     Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the undersigned have executed and entered into this Amendment as of the date first written above.

PENTHOUSE INTERNATIONAL, INC.
(f/k/a American Pulp Exchange, Inc.),
a Florida corporation

By:	/s/ Charles Samel

Charles Samel, Executive Vice President

GENERAL MEDIA INTERNATIONAL, INC.,
a New York corporation

By:	/s/ R. Guccione

Robert C. Guccione, Chairman and President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO
STOCK EXCHANGE AGREEMENT]